UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 10, 2011

ERF WIRELESS, INC.
 (Exact name of registrant as specified in its charter

Nevada	000-27467	76-0196431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2911 SOUTH SHORE BOULEVARD, SUITE 100, LEAGUE CITY, TEXAS 77573
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (281) 538-2101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

On February 10, 2011, we entered into an agreement to sell certain wireless broadband assets and operations used to provide wireless Internet access and other related services to KeyOn Communications Holdings, Inc.., a Delaware corporation (“KeyOn”) (the “Asset Purchase Agreement”). The assets to be sold are used in the business of operating wireless networks that provide high-speed Internet access and other related services to residential and commercial subscribers in Central Texas, (the Texas Hill Country) and North Texas, (the Granbury, Texas and surrounding markets) (the “Business”). The wireless broadband assets to be divested exclude assets owned by ERF and its separate subsidiaries that are used to deliver broadband services to the oil and gas and banking industries, as well as any wireless broadband assets outside of the Business.

As consideration for the divested assets, we have agreed to receive $3,000,000 in cash, subject to further adjustments as described in the Asset Purchase Agreement and 100,000 shares of KeyOn common stock. The Asset Purchase Agreement contains customary representations and warranties by us and KeyOn.

The foregoing summary of the asset purchase agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

SECTION 2 FINANCIAL INFORMATION.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 10, 2011, we entered into an agreement to sell certain wireless broadband assets and operations used to provide wireless Internet access and other related services to KeyOn Communications Holdings, Inc., a Delaware corporation (“KeyOn”) (the “Asset Purchase Agreement”). The assets to be divested are used in the business of operating wireless networks that provide high-speed Internet access and other related services to residential and commercial subscribers in Central Texas, (the Texas Hill Country) and North Texas, (the Granbury, Texas and surrounding markets) (the “Business”). The wireless broadband assets to be divested exclude assets owned by ERF and its separate subsidiaries that are used to deliver broadband services to the oil and gas and banking industries, as well as any wireless broadband assets outside of the Business.

On February 15, 2011, we completed the divestiture and received the closing payment of $2,700,000 in cash and 100,000 shares of KeyOn common stock, as further described in the Asset Purchase Agreement.  The $300,000 balance of the purchase price is subject to a 90 day holdback for possible net working capital and other adjustments.

A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

         (d)      Exhibits

2.1	Asset Purchase Agreement dated February 10, 2011 by and between KeyOn Communications Holdings, Inc. and ERF Wireless, Inc.

99.1	Press release dated February 11, 2011.

99.2	Press release dated February 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February16, 2011

/S/ DR. H. DEAN CUBLEY DR. H. DEAN CUBLEY CHIEF EXECUTIVE OFFICER